BRITISH

COLUMBIA

Type/Number: BC 0392518         Date: 03 SEP., 2003         Time: 12:11:01

*******************REMOVED FOR CONTINUATION OUT ON 16 FEB., 2003*****************

Remarks: RE: SECTION 37

Accession: 91-30-6312

37 Effective Date: 05 FEB., 2003

Jurisdiction: WYOMING

*** NOT ACTIVE ***                BC COMPANY                 ***NOT ACTIVE ***

Name: GLOBAL PRECISION MEDICAL INC.

Incorporation No: 0392518                   Incorporation Date: 24 AUG., 1990

Last Annual Report Data: 24 AUG., 2002      Number of Principals:   7

In Liq: NO     Receiver: NO      Reporting: YES

Previous Name: SAN ANTONIOS RESOURCES INC.

Date of Change: 15 OCT., 2OO2

Registered Office: 1100 888 DUNSMUIR ST.

VANCOUVER BC

V6C 3K4

Records Office:

1100 886 DUMSMUIR ST.

VANCOUVER BC

V6C 3K4

Ministry of

Corporate and Personal

Mailing Address:

Location:

Finance and

Property Registries

PO Box 9431 Stn Prov Govt

Second Floor

Corporate Relations

Victoria BC VBW 9V3

840 Blanshard Street

Victoria BC